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                                                                 Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of April 19, 2006 between Merrimac Series (the "Company") and Funds Distributor, Inc. ("Distributor").

         WHEREAS, the Company is an open-end management investment company, organized as a Delaware trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest ("Shares") of each series and class of the Company, as listed on Schedule A, and such series and classes as are hereafter created (all of the foregoing series and classes individually referred to herein as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.       Services as Distributor.

         1.1 Distributor will act as agent of Company on behalf of each Fund for the distribution of the Shares covered by the registration statement of Company then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Company and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto. The Company will notify Distributor in advance of any proposed changes to Schedule A to this Agreement.

         1.2 Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Company understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Company. The Company further understands that shareholders and potential shareholders in the Company may invest in shares of such other investment companies. The Company agrees that Distributor's duties to other investment companies shall not be deemed in conflict with its duties to the Company under this Section 1.2.

         1.3 Consistent with the understanding between the Funds and the Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, which may include advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of Prospectuses to prospective shareholders other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into dealer agreements and other selling agreements with broker-dealers and other intermediaries; provided, however, that Distributor shall have no obligation to make any payments to any third parties, whether as finder's fees, compensation or otherwise, unless (i) Distributor has received a corresponding payment from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Fund's investment adviser (the "Adviser") or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Company's Board of Trustees (the "Board").

         1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, the NASD Conduct Rules, Constitution and By-Laws, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. Additionally, Distributor represents and warrants it is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico and that it is a member of the NASD.

         1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Company's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.6 The Company agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified shares for sale, and the Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

         1.7 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, and (b) from time to time such additional information regarding the Funds as the Distributor may reasonably request.

         1.8 The Company represents and warrants to Distributor that all registration statements, and each Prospectus, filed by the Company with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder, and all Company-related advertisement or sales literature shall be prepared in conformity with requirements of applicable laws and regulations. The registration statement, Prospectus and advertisement or sales literature shall contain all statements required to be stated therein in conformity with said Acts, laws and regulations and the rules and regulations of the Commission thereunder or other applicable regulatory authority, and all statements of fact contained in any such registration statement, Prospectus and advertisement or sales literature are true and correct in all material respects. Furthermore, neither any registration statement nor any Prospectus nor any advertisement or sales literature includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company shall not propose any amendment or amendments and/or supplement or supplements within 15 days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Company for, any liability or loss resulting from the failure to implement such amendment. The Company shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

         1.9 The Company authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Company from time to time in connection with the sale of the Shares.

         1.10 The Distributor may utilize agents in its performance of its services and, with prior notice to the Company, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Company (individually, a "Sub-Agent") to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Company, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

         1.11 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The Company agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act (collectively, "Distributor Indemnitees"), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, "Claims") which the Distributor Indemnitees may incur under the Securities Act or under common law or otherwise (a) as the result of the Distributor acting as distributor of the Funds and entering into selling agreements, participation agreements, shareholder servicing agreements or similar agreements with financial intermediaries on behalf of and at the direction of the Company; (b) arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Company-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading; or (c) arising out of or based upon the electronic processing of orders over the internet at the Company's request; provided, however, that the Company's agreement to indemnify the Distributor Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims (A) pursuant to subsection (b) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement; or (C) arising out of or based upon the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

         In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall provide the Company with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within 10 days of such receipt. The Company will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Company's part, the Distributor shall have the right to participate in the defense. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Company does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Company, the Company will reimburse the Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11. The Company's indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

         1.12 The Distributor agrees to indemnify, defend and hold harmless the Company, its officers, trustees, directors, employees, and any person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, "Company Indemnitees"), from and against any and all Claims which the Company Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Company-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, or advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Fund-related advertisements or sales literature that fail to comply with applicable laws despite the Distributor's exercise of reasonable care in the preparation and review thereof).

         In the event of a Claim for which the Company Indemnitees may be entitled to indemnification hereunder, the Company shall provide the Distributor with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor's part, the Company shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Company, the Company Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Company reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Company Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.12. The Distributor's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company Indemnitees, and shall survive the delivery of any Shares.

         1.13 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by
Section 10(b)(2) of said Securities Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Company written notice of such events, and (b) nothing contained in this Section 1.13 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Company's Prospectus, Agreement and Declaration of Trust, or By-laws.

         1.14 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

         (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

         (d) of any other event which could reasonably be expected to have a material adverse impact upon the offering of Shares or the Distributor's provision of services under this Agreement.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

         1.15 NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING LOST REVENUE, LOST PROFITS OR LOST OR DAMAGED DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

2.       Fees.

         2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. Notwithstanding the existence of the Distribution Plan, it is contemplated by the Company and the Distributor as of the date of this Agreement that the Distributor will not be compensated for its services under this Agreement from the Distribution Plan, but will instead be compensated by the Adviser as set forth in that certain Agreement between the Distributor and the Adviser dated as of June 1, 1998, pursuant to which the Adviser has agreed to pay certain fees to the Distributor and reimburse certain expenses of the Distributor. However, in accordance with Section 2.3 of this Agreement, the Funds may at any time in the future compensate the Distributor for its services under this Agreement from the Distribution Plan.

         2.2 The Company represents and warrants to the Distributor that the Company is aware of that certain Amended and Restated Marketing and Consulting Services Agreement between the Distributor and the Adviser (the "Marketing and Consulting Agreement") dated as of the date of this Agreement, pursuant to which the Adviser has agreed to perform certain marketing services with respect to the Funds and the Distributor has agreed to pay, or to direct that the Company pay, fees to the Adviser in consideration of such services.


         2.3 Pursuant to the Distribution Plan, the Funds may pay the Distributor, or other parties, such as the Adviser pursuant to the Marketing and Consulting Agreement, at the direction of the Distributor, as follows:


NAME OF CLASS          FEES
---------------------------
Reserve Class          Up to .10% of the average daily value of the net assets
                       represented by shares of such class for all Funds

Investment Class       Up to .25% of the average daily value of the net assets
                       represented by shares of such class for all Fund

          2.4 In the event that the Distributor is requested or authorized by the Company or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process to produce documents or personnel with respect to services provided by the Distributor to the Company or any Fund, the Company will, so long as the Distributor is not the subject of the investigation or proceeding in which the information is sought, pay the Distributor for its professional time (at its standard billing rates) and reimburse the Distributor for its out-of-pocket expenses (including reasonable attorneys fees) incurred in responding to such requests or requirements.

3.       Sale and Payment.

         3.1 Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds." Front-end Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

         3.2 The Distributor shall have the right to offer Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

         3.3 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in same-day funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

         3.4 With respect to CDSL Funds, the following provisions shall be applicable:

                  (a) The Distributor shall be entitled to receive all contingent deferred sales load charges, 12b-1 payments and all distribution and service fees set forth in the Distribution Plan adopted by a CDSL Fund (collectively, the "CDSL Payments") with respect to CDSL Shares. The Distributor may assign or sell to a third party (a "CDSL Financing Entity") all or a part of the CDSL Payments on CDSL Shares that the Distributor is entitled to receive under this Agreement. The Distributor's right to the CDSL Payments on such CDSL Shares, if assigned or sold to a CDSL Financing Entity, shall continue after termination of this Agreement.

                  (b) Unless the Distributor is legally entitled to receive such fees as the financing entity, the right to receive all CDSL Payments in respect of periods subsequent to the termination of this Agreement shall terminate upon termination of this Agreement. In the event Distributor assigns or sells all or a part of the CDSL Payments to a CDSL Financing Entity and this Agreement is subsequently terminated, Distributor shall have no obligation to assist the CDSL Financing Entity in connection with such CDSL Financing Entity's right to receive such CDSL Payments subsequent to such termination.

                  (c) The Distributor shall not be required to offer or sell CDSL Shares of a CDSL Fund unless and until it has received a binding commitment from a CDSL Financing Entity (a "Commitment") satisfactory to the Distributor which Commitment shall cover all expenses and fees related to the offer and sale of such CDSL Shares including, but not limited to, dealer reallowances, financing commitment fees, and legal fees. If at any time during the term of this Agreement the then-current CDSL financing is terminated through no fault of the Distributor, the Distributor shall have the right to immediately cease offering or selling CDSL Shares until substitute financing becomes effective.

                  (d) The Distributor and the Company hereby agree that the terms and conditions set forth herein regarding the offer and sale of CDSL Shares may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSL Financing Entity to finance the costs for the offer and sale of CDSL Shares so long as such terms and conditions are in compliance with the Distribution Plan.

4.       Public Offering Price.

         The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

5.       Issuance of Shares.

         The Company reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Company or the Load Fund(s) with any other investment company or the acquisition by the Company or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

6.       Term, Duration and Termination.

         This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such
Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Board or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with 60 days' prior written notice, by the Board, by vote of a majority of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.       Privacy.

         Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Company to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Company represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

8.       Anti-Money Laundering Compliance.

         8.1 Each of Distributor and the Company acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Company's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

         8.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Company.

         8.3 Each of Distributor and the Company agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Company, the Company's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Company only. It is expressly understood and agreed that the Company and the Company's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

9.       Notices.

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier, to the party required to be served with such notice at the following address: if to the Company, to it at 200 Clarendon Street, Boston, MA 02116, Attention:
Paul Jasinski, President, with a copy to: Chief Compliance Officer at the same address; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attention: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219,
Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.      Confidentiality.

         During the term of this Agreement, the Distributor and the Company may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Company which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

10.      Governing Law .

         This Agreement shall be construed in accordance with the laws of the State of New York, without regard to New York's conflicts of laws principles, and the applicable provisions of the 1940 Act.

11.      Prior Agreements.

         This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

12.      Amendments.

         No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

13.      Severability.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                                  * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

Merrimac Series
By:            /s/ Paul J. Jasinski
               ------------------------------------------
Name:          Paul J. Jasinski
Title:         President
               08/03/06

By:            /s/ Brian K. Bey
               ------------------------------------------
Name:          Brian K. Bey
Title:         President
               Funds Distributor, Inc.
               08/03/06

                                   SCHEDULE A

                                     FUNDS

Merrimac Cash Series
Merrimac Treasury Series
Merrimac Treasury Plus Series
Merrimac U.S. Government Series
Merrimac Municipal Series
Merrimac Prime Series


                         CLASSES OF SHARES OF EACH FUND
Premium Class
Institutional Class
Investment Class
Reserve Class
Nottingham Class

                                   SCHEDULE B

                               DISTRIBUTION PLAN

                                MERRIMAC SERIES
                               (INVESTMENT CLASS)

              PLAN OF DISTRIBUTION ADOPTED PURSUANT TO RULE 12B-1

         WHEREAS, Merrimac Series, an unincorporated association of the type commonly known as a business trust organized under the laws of the state of Delaware (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust is authorized (i) to issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets, and (ii) to divide the shares within each such series into two or more classes;

         WHEREAS, the Trust has established six portfolio series, the Merrimac Cash Series, Merrimac Treasury Series, Merrimac Treasury Plus Series, Merrimac U.S. Government Series, Merrimac Municipal Series and the Merrimac Prime Series (such funds being referred to herein as the "Initial Series" -- such series, together with all other series subsequently established by the Trust and made subject to this Plan, being referred to herein individually as a "Series" and collectively as the "Series");

         WHEREAS, the Trust has established five classes of shares, such classes being referred to as the "Institutional Class," the "Premium Class", the "Investment Class", the "Reserve Class" and the "Nottingham Class"; and

         WHEREAS, the Trust may be deemed a distributor of the Shares within the meaning of Rule 12b-1 under the Act, and desires to adopt a Plan of Distribution with respect to the Investment Class of shares (the "Shares") of the Initial Series pursuant to such Rule (the "Plan"); and

         WHEREAS, the Trust may enter into one or more agreements (each, an "Agreement") for the sale of the Shares with one or more underwriters, distributors, dealers or brokers (each, a "Distributor"); and

         WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any Agreement with any Distributor and any agreements relating thereto (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and such Agreements will benefit the Investment Class of the Initial Series and its shareholders, have accordingly approved this Plan and the Agreements by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreements and any agreements related thereto.

         NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

         1. DISTRIBUTION ACTIVITIES. Subject to the supervision of the Board of Trustees, the Trust may engage, directly or indirectly, in financing any activities primarily intended to result in the sale of Shares, including, but not limited to, the following: (1) making payments to underwriters, securities dealers and others engaged in the sale of Shares, including payments to the Distributor or to Investors Bank & Trust Company, an affiliate of the Trust, to be used to compensate or reimburse such persons for engaging in such activities and (2) providing reimbursement of direct out-of-pocket expenditures incurred by the Distributor in connection with the offer or sale of Shares, including expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, the preparation, printing and distribution of sales literature and reports for recipients other than existing shareholders of the Trust, and obtaining such information, analyses and reports with respect to marketing and promotional activities and investor accounts as the Trust may, from time to time, deem advisable. The Trust and the Series are authorized to engage in the activities listed above, and in other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust has entered into Agreements pursuant to the Plan.

         2. MAXIMUM EXPENDITURES. The expenditures to be made by the Initial Series pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined from time to time by the Trustees, but in no event may such expenditures exceed the following: (i) with respect to Shares of the Initial Series, an annual rate of .25% of the average daily value of net assets represented by such Shares, and (ii) with respect to Shares of any Series subsequently established by the Trust and made subject to this Plan, the annual rate as agreed upon and specified in an addendum hereto; plus such amounts as the Distributor may expend from general revenues, profits and other sources from time to time in accordance with the last sentence of
Section 1. The expenditures to be made pursuant to this Plan shall commence with respect to Shares of a Series as of the date on which this Plan becomes effective with respect to each such Series.

         3. PAYMENTS. Pursuant to this Plan, the Trust shall make periodic payments to the Distributor at the annual rate provided for in the Agreements with such Distributor with respect to the Shares of each Series. The Distributor may in turn remit to and allocate among selected dealers and others (including affiliates of the Distributor) in consideration of and as reimbursement for expenses incurred in the provision of distribution and marketing services, such amounts as the Distributor shall determine. Any amounts received by the Distributor and not so allocated may be retained by the Distributor as compensation to the Distributor for providing services under the Agreement and/or as reimbursement for expenses incurred in connection with the distribution and promotion of the sale of the Shares and the servicing of investor accounts as contemplated by Section 1 hereof.

         4. TERM AND TERMINATION.

                  (a) Initial Series. This Plan shall become effective with respect to the Shares of the Initial Series as of the later of (i) the date on which an amendment to the Registration Statement on Form N-1A with respect to the Shares becomes effective under the Securities Act of 1933, as amended or
(ii) the date on which the Initial Series commences offering the Shares to the public and shall continue in effect with respect to the Shares (subject to Section 4(d) hereof) until one year from the date of such effectiveness, unless the continuation of this Plan shall have been approved with respect to the Shares in accordance with the provisions of Section 4(c) hereof.

                  (b) Additional Series. This Plan shall become effective with respect to the Shares of each additional Series established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to the Series by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such additional Series thereof and called for the purpose of voting on such approval), and shall continue in effect with respect to each such additional Series or class subject to Section 4(d) hereof) for one year thereafter, unless the continuation of this Plan shall have been approved with respect to such additional Series in accordance with the provisions of Section 4(c) hereof. The Distributor and the Trust on behalf of each such additional Series shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder, subject to any shareholder approval requirements existing under applicable law.

                  (c) Continuation. This Plan and the Agreements shall continue in effect with respect to each Series subsequent to the initial term specified in Section 4(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan, subject to any shareholder approval requirements existing under applicable law.

                  (d) Termination.

                           i) This Plan may be terminated at any time with respect to the Shares of any Series thereof by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting Shares of that Series. For purposes of this Plan, the term "vote of a majority of the outstanding voting Shares" of any Series shall mean the vote of the lesser of (A) 67 percent or more of the outstanding voting Shares present at such meeting, if the holders of more than 50 percent of the outstanding voting Shares are present and represented by proxy; or (B) 50 percent or more of the Shares. The Plan may remain in effect with respect to a Series even if it has been terminated in accordance with this Section 4(d) with respect to one or more other Series of the Trust.

                           (ii) The Agreements may be terminated at any time, without penalty, with respect to the Shares of any Series by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting Shares of that Series on sixty days' written notice to the Distributor. In addition, the Agreements shall provide for automatic termination in the event of their assignment.

         5. AMENDMENTS. This Plan may not be amended to increase materially the amount of expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of a majority of the outstanding Shares of each Series with respect to which a material increase in the amount of distribution expenditures is proposed, and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in Section 4(c) hereof. Otherwise, this Plan may be amended with respect to the Shares of a Series by vote of a majority of the Qualified Trustees or the outstanding voting Shares of that Series.

         6. INDEPENDENT TRUSTEES. While this Plan is in effect with respect to any Series, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

         7. QUARTERLY REPORTS. The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts expended for the distribution of the Shares pursuant to this Plan and the purposes for which such expenditures were made.

         8. RECORDKEEPING. The Trust shall preserve copies of this Plan, the Agreements and any related agreements and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of this Plan and the Agreements (including any related agreements) or such reports, as the case may be, the first two years in an easily accessible place.

Dated: June 1, 1998

Amended: November 7, 2002

Amended: July 15, 2004

Amended: November 11, 2005

                                MERRIMAC SERIES

                                (RESERVE CLASS)

              PLAN OF DISTRIBUTION ADOPTED PURSUANT TO RULE 12B-1

         WHEREAS, Merrimac Series, an unincorporated association of the type commonly known as a business trust organized under the laws of the state of Delaware (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust is authorized (i) to issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets, and (ii) to divide the shares within each such series into two or more classes;

         WHEREAS, the Trust has established six portfolio series, the Merrimac Cash Series, Merrimac Treasury Series, Merrimac Treasury Plus Series, Merrimac U.S. Government Series, Merrimac Municipal Series and the Merrimac Prime Series (such funds being referred to herein as the "Initial Series" -- such series, together with all other series subsequently established by the Trust and made subject to this Plan, being referred to herein individually as a "Series" and collectively as the "Series");

         WHEREAS, the Trust has established five classes of shares, such classes being referred to as the "Institutional Class," the "Premium Class", the "Investment Class", the "Reserve Class" and the "Nottingham Class"; and

         WHEREAS, the Trust may be deemed a distributor of the Shares within the meaning of Rule 12b-1 under the Act, and desires to adopt a Plan of Distribution with respect to the Reserve Class of shares (the "Shares") of the Initial Series pursuant to such Rule (the "Plan"); and

         WHEREAS, the Trust may enter into one or more agreements (each, an "Agreement") for the sale of the Shares with one or more underwriters, distributors, dealers or brokers (each, a "Distributor"); and

         WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any Agreement with any Distributor and any agreements relating thereto (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and such Agreements will benefit the Reserve Class of the Initial Series and its shareholders, have accordingly approved this Plan and the Agreements by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreements and any agreements related thereto.

         NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

         1. DISTRIBUTION ACTIVITIES. Subject to the supervision of the Board of Trustees, the Trust may engage, directly or indirectly, in financing any activities primarily intended to result in the sale of Shares, including, but not limited to, the following: (1) making payments to underwriters, securities dealers and others engaged in the sale of Shares, including payments to the Distributor or to Investors Bank & Trust Company, an affiliate of the Trust, to be used to compensate or reimburse such persons for engaging in such activities and (2) providing reimbursement of direct out-of-pocket expenditures incurred by the Distributor in connection with the offer or sale of Shares, including expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, the preparation, printing and distribution of sales literature and reports for recipients other than existing shareholders of the Trust, and obtaining such information, analyses and reports with respect to marketing and promotional activities and investor accounts as the Trust may, from time to time, deem advisable. The Trust and the Series are authorized to engage in the activities listed above, and in other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust has entered into Agreements pursuant to the Plan.

         2. MAXIMUM EXPENDITURES. The expenditures to be made by the Initial Series pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined from time to time by the Trustees, but in no event may such expenditures exceed the following: (i) with respect to Shares of the Initial Series, an annual rate of up to .10% of the average daily value of net assets represented by such Shares, and (ii) with respect to Shares of any Series subsequently established by the Trust and made subject to this Plan, the annual rate as agreed upon and specified in an addendum hereto; plus such amounts as the Distributor may expend from general revenues, profits and other sources from time to time in accordance with the last sentence of Section 1. The expenditures to be made pursuant to this Plan shall commence with respect to Shares of a Series as of the date on which this Plan becomes effective with respect to each such Series.

         3. PAYMENTS. Pursuant to this Plan, the Trust shall make periodic payments to the Distributor at the annual rate provided for in the Agreements with such Distributor with respect to the Shares of each Series. The Distributor may in turn remit to and allocate among selected dealers and others (including affiliates of the Distributor) in consideration of and as reimbursement for expenses incurred in the provision of distribution and marketing services, such amounts as the Distributor shall determine. Any amounts received by the Distributor and not so allocated may be retained by the Distributor as compensation to the Distributor for providing services under the Agreement and/or as reimbursement for expenses incurred in connection with the distribution and promotion of the sale of the Shares and the servicing of investor accounts as contemplated by Section 1 hereof.

         4. TERM AND TERMINATION.

                  (a) Initial Series. This Plan shall become effective with respect to the Shares of the Initial Series as of the later of (i) the date on which an amendment to the Registration Statement on Form N-1A with respect to the Shares becomes effective under the Securities Act of 1933, as amended or
(ii) the date on which the Initial Series commences offering the Shares to the public and shall continue in effect with respect to the Shares (subject to Section 4(d) hereof) until one year from the date of such effectiveness, unless the continuation of this Plan shall have been approved with respect to the Shares in accordance with the provisions of Section 4(c) hereof.

                  (b) Additional Series. This Plan shall become effective with respect to the Shares of each additional Series established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to the Series by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such additional Series thereof and called for the purpose of voting on such approval), and shall continue in effect with respect to each such additional Series or class subject to Section 4(d) hereof) for one year thereafter, unless the continuation of this Plan shall have been approved with respect to such additional Series in accordance with the provisions of Section 4(c) hereof. The Distributor and the Trust on behalf of each such additional Series shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder, subject to any shareholder approval requirements existing under applicable law.

                  (c) Continuation. This Plan and the Agreements shall continue in effect with respect to each Series subsequent to the initial term specified in Section 4(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan, subject to any shareholder approval requirements existing under applicable law.

                  (d) Termination.

                           i) This Plan may be terminated at any time with respect to the Shares of any Series thereof by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting Shares of that Series. For purposes of this Plan, the term "vote of a majority of the outstanding voting Shares" of any Series shall mean the vote of the lesser of (A) 67 percent or more of the outstanding voting Shares present at such meeting, if the holders of more than 50 percent of the outstanding voting Shares are present and represented by proxy; or (B) 50 percent or more of the Shares. The Plan may remain in effect with respect to a Series even if it has been terminated in accordance with this Section 4(d) with respect to one or more other Series of the Trust.

                           (ii) The Agreements may be terminated at any time, without penalty, with respect to the Shares of any Series by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting Shares of that Series on sixty days' written notice to the Distributor. In addition, the Agreements shall provide for automatic termination in the event of their assignment.

         5. AMENDMENTS. This Plan may not be amended to increase materially the amount of expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of a majority of the outstanding Shares of each Series with respect to which a material increase in the amount of distribution expenditures is proposed, and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in Section 4(c) hereof. Otherwise, this Plan may be amended with respect to the Shares of a Series by vote of a majority of the Qualified Trustees or the outstanding voting Shares of that Series.

         6. INDEPENDENT TRUSTEES. While this Plan is in effect with respect to any Series, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

         7. QUARTERLY REPORTS. The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts expended for the distribution of the Shares pursuant to this Plan and the purposes for which such expenditures were made.

         8. RECORDKEEPING. The Trust shall preserve copies of this Plan, the Agreements and any related agreements and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of this Plan and the Agreements (including any related agreements) or such reports, as the case may be, the first two years in an easily accessible place.

Dated: December 18, 2001

Amended: November 7, 2002

Amended: July 15, 2004

Amended: November 11, 2005